SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under Rule14a-12

Emerging Markets Growth Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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[ ] Fee paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[Email to certain shareholders]

Subject: Emerging Markets Growth Fund shareholder meeting, November 10, 2016

Dear [name],

We would like to make you aware that Emerging Markets Growth Fund will have a shareholder meeting on November 10, 2016.  We are asking shareholders to approve changes related to the administration of the Fund that are part of continuing efforts intended to modernize the Fund’s structure, reduce costs, streamline operations and position the Fund for future growth. These changes include electing a new slate of directors, modernizing the Fund’s charter, and amending the Fund’s contract with its adviser to change the frequency with which the advisory fee is calculated. These changes will not affect the Fund’s current investments, investment objectives or policies, nor will they affect the Fund’s advisory fee schedule.

[Click here] to view the proxy statement and, if authorized, vote your shares (you will need to refer to the proxy card sent by mail for your control number).

We are requesting that you vote your shares as soon as possible.  Please do not hesitate to contact me with any questions.

Best regards,

[contact information]